Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-252725, 333-202005, 333-216312, 333-221826, 333-123242 and 333-142873) of Azenta, Inc. of our report dated 8 December 2022, relating to the consolidated financial statements of B Medical Systems Holding S.A. (in liquidation), which appears in this Current Report on Form 8-K/A.

/s/ David Schmidt

PricewaterhouseCoopers, Société coopérative
Luxembourg, Grand Duchy of Luxembourg
15 December 2022